UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2016

IGNYTA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36344	45-3174872
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11111 Flintkote Avenue

San Diego, California 92121

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 255-5959

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure set forth under Item 2.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 30, 2016, Ignyta, Inc. (the “Company”) entered into a loan and security agreement (the “Loan Agreement”) with Silicon Valley Bank, as collateral agent (“SVB”), and SVB and Oxford Finance LLC, as lenders (the “Lenders”).

Pursuant to the terms of the Loan Agreement, the Lenders granted the Company a loan in the principal amount of $32,000,000, substantially all of which was used to repay the Company’s prior loan from SVB pursuant to that certain second amended and restated loan and security agreement dated as of September 30, 2014 (the “Prior Loan Agreement”) by and between the Company and SVB. The Company has a conditional option to receive an additional $10,000,000 loan tranche. The second tranche of $10,000,000 may be drawn down by the Company at any time prior from April 7, 2017 to August 31, 3017, provided that Ignyta has received certain clinical trial data and subject to other customary conditions for funding, such as no material adverse change occurring.

Borrowings under the facility will bear interest at Prime + 4.35%, and have interest-only payments for 24 months, followed by an amortization period of 36 months; provided, however, that the interest-only period will be extended by an additional six months in the event of either (i) the Company raising sufficient capital or (ii) the Company receiving certain clinical trial data. In the event that the interest only period is extended, the amortization period will be reduced to 30 months.

Upon the maturity date, the Company shall pay to the Lenders a final payment of 5% of the full principal amount of the loan funded. The Company may elect to prepay all amounts owed prior to the maturity date therefor, provided that a prepayment fee is also paid, equal to 2% of the amount prepaid if the prepayment occurs on or prior to June 30, 2017, or 1% of amount prepaid if the prepayment occurs thereafter.

The Company paid the Lenders an upfront commitment fee of $210,000.

Pursuant to the terms of the Loan Agreement, the Company is bound by certain affirmative covenants setting forth actions that are required during the term of the Loan Agreement, including, without limitation, certain information delivery requirements, obligations to maintain certain insurance, and certain notice requirements. Additionally, the Company is bound by certain negative covenants setting forth actions that are not permitted to be taken during the term of the Loan Agreement without consent, including, without limitation, incurring certain additional indebtedness, entering into certain mergers, acquisitions or other business combination transactions, or incurring any non-permitted lien or other encumbrance on the Company’s assets. Upon the occurrence of an event of default under the Loan Agreement (subject to cure periods for certain events of default), all amounts owed by the Company thereunder shall begin to bear interest at a rate that is 3% higher than the rate that is otherwise applicable (unless the required lenders choose otherwise) and may be declared immediately due and payable by SVB, as Collateral Agent. Events of default under the Loan Agreement include, among other things, the following: the occurrence of certain bankruptcy events; the failure to make payments under the Loan Agreement when due; the occurrence of a material adverse change in the business, operations or financial condition of the Company; the rendering of certain types of fines or judgments against the Company; any breach by the Company of any covenant (subject to cure for certain covenants only) made in the Loan Agreement; and the failure of any representation or warranty made by the Company in connection with the Loan Agreement to be correct in all material respects when made.

The Company has granted SVB, as Collateral Agent for the ratable benefit of the Lenders, a security interest in substantially all of its personal property, rights and assets, other than intellectual property, to secure the payment of all amounts owed to the Lenders under the Loan Agreement. The Company has also agreed not to encumber any of its intellectual property without required lenders’ prior written consent.

In connection with entering into the Loan Agreement, the Company issued to the Lenders warrants to purchase an aggregate of 94,116 shares of the Company’s common stock (the “Lender Warrants”). The warrants are exercisable immediately, have a per-share exercise price of $5.10 and have a term of seven years. If the Company draws down the second loan tranche, at that time it will issue to the Lenders additional warrants which will be exercisable immediately and have a term of seven years. Those warrants will be exercisable for an aggregate number of shares equal to $150,000 (which is 1.5% of the principal amount of the second loan tranche) divided by the lower of (a) the trailing 10-day average of the closing price of the Company’s common stock on the Nasdaq Capital Market prior to the funding date of the second loan tranche and (b) the closing price of the Company’s common stock on the Nasdaq Capital Market on the funding date of the second loan tranche, at an exercise price equal to such divisor.

The foregoing is only a brief description of the Loan Agreement and the Lender Warrants, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Lender Warrants and the Loan Agreement, which are filed as Exhibits 99.1, 4.1, 4.2, 4.3 and 4.4 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities

The Company relied on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D, in connection with the issuance of the Lender Warrants in connection with the Loan Agreement. The Lender Warrants and the shares of common stock issuable under the Lender Warrants, have not been registered under the Securities Act, or state securities laws, and may not be offered or sold in the United States without being registered with the SEC or through an applicable exemption from SEC registration requirements.

The other information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

The audit committee of the board of directors (the “Audit Committee”) of the Company recently completed a competitive process to determine what audit firm would serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. As a result of that process, on June 28, 2016, the Company notified Mayer Hoffman McCann P.C. (“Mayer Hoffman McCann”) of its dismissal as the Company’s independent registered public accounting firm effective as of that date. The decision to change independent registered public accounting firms was approved by the Company’s Audit Committee.

The audit reports of Mayer Hoffman McCann on the financial statements of the Company as of and for the years ended December 31, 2015 and 2014 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two fiscal years ended December 31, 2015 and 2014, and the subsequent interim period through June 28, 2016, the date of Mayer Hoffman McCann’s dismissal, there were no: (1) disagreements with Mayer Hoffman McCann on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Mayer Hoffman McCann, would have caused Mayer Hoffman McCann to make reference in connection with its opinion to the subject matter of the disagreement, or (2) reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

Mayer Hoffman McCann’s letter to the U.S. Securities and Exchange Commission stating its agreement with the statements in these paragraphs is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm

On June 28, 2016, the Company selected KPMG LLP as its new independent registered public accounting firm, subject to completion of its standard client acceptance procedures. The decision to engage KPMG LLP as the Company’s independent registered public accounting firm was approved by the Audit Committee. During the years ended December 31, 2015 and 2014, and through June 28, 2016, the date of the Company’s decision to engage KPMG LLP, the Company did not consult with KPMG LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

4.1	Warrant dated June 30, 2016, issued to Silicon Valley Bank.

4.2	Warrant dated June 30, 2016, issued to Oxford Finance LLC.

4.3	Warrant dated June 30, 2016, issued to Oxford Finance LLC.

4.4	Warrant dated June 30, 2016, issued to Oxford Finance LLC.

4.5	Warrant dated June 30, 2016, issued to Oxford Finance LLC.

16.1	Letter from Mayer Hoffman McCann P.C., dated July 1, 2016.

99.1	Loan and Security Agreement between and among Ignyta, Inc., Silicon Valley Bank, as Collateral Agent, and Silicon Valley Bank and Oxford Finance LLC, as Lenders, dated June 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2016	IGNYTA, INC.

	By:	/s/ Jonathan E. Lim, M.D.
	Name:	Jonathan E. Lim, M.D.
	Title:	President and Chief Executive Officer

Index to Exhibits

Exhibit Number	Description

4.1	Warrant dated June 30, 2016, issued to Silicon Valley Bank.

4.2	Warrant dated June 30, 2016, issued to Oxford Finance LLC.

4.3	Warrant dated June 30, 2016, issued to Oxford Finance LLC.

4.4	Warrant dated June 30, 2016, issued to Oxford Finance LLC.

4.5	Warrant dated June 30, 2016, issued to Oxford Finance LLC.

16.1	Letter from Mayer Hoffman McCann P.C., dated July 1, 2016.

99.1	Loan and Security Agreement between and among Ignyta, Inc., Silicon Valley Bank, as Collateral Agent, and Silicon Valley Bank and Oxford Finance LLC, as Lenders, dated June 30, 2016.